EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------


Investors Trust Company                                       Pennsylvania

National Penn Bank                                            United States of
                                                              America

         Penn Securities, Inc.                                Pennsylvania

         Link Financial Services, Inc.                        Pennsylvania

         Penn 1st Financial Services, Inc.                    Pennsylvania

                  RBO Funding, Inc.                           Virginia

         1874 Financial Corp.                                 Pennsylvania

         NPB Delaware, Inc.                                   Delaware

         National Penn Consulting
           Services, Inc.                                     Pennsylvania

         National Penn Leasing Company                        Pennsylvania

         Blue Rock Realty Corp. II                            Pennsylvania

         FirstService Insurance Agency, Inc.                  Pennsylvania

         FirstService Capital, Inc.                           Pennsylvania

         FSB Realty, Inc.                                     Pennsylvania

National Penn Investment Company                              Delaware

National Penn Life Insurance Company                          Arizona

Panasia Bank, N.A.                                            United States of
                                                              America

         Panasia Investment Company                           New Jersey